UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|
                           Check the appropriate box:

                         |X| Preliminary Proxy Statement
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         |_| Definitive Proxy Statement
                       |_| Definitive Additional Materials
                 |_| Soliciting Material Pursuant to Rule 14a-12

                                  CARDIMA INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                 ----------------------------------------------



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              |X| No fee required.

  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

---------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

---------------------------------------------------------------

(5) Total fee paid:

---------------------------------------------------------------

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

---------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

---------------------------------------------------------------

(3) Filing Party:

---------------------------------------------------------------

(4) Date Filed:

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

                                TABLE OF CONTENTS

                                      Page

 Introduction..................................................................1

 Outstanding Securities and Voting Rights......................................1

 Questions and Answers About the Meeting and Voting............................2

 Security Ownership of Certain Beneficial Owners and Management................6

 Executive Officers and Key Employees..........................................7

 Indebtedness of Executive Officers and Directors.............................10

 Family Relationships.........................................................10

 Legal Proceedings............................................................10

 The Board of Directors and Corporate Governance..............................11

 Executive Compensation and Related Matters...................................13

 Section 16(a) Beneficial Ownership Reporting Compliance......................17

 Report of the Compensation Committee on Executive Compensation...............18

   Item 1: Election of Directors..............................................21

   Item 2: Increase of Authorized Shares Issuable Pursuant to
 1997 Employee Stock Purchase Plan ...........................................23

   Item 3: Ratification of the Selection of
 Independent Registered Public Accounting Firm................................24

 Item 4: Authorization of One-For-Ten Reverse Stock Split.....................26

 Form 10-K....................................................................31

 Deadline for Future Proposals of Stockholders................................31

 Other Matters Which May Come Before the Annual Meeting.......................31

 Solicitation of Proxies......................................................31

                                  Cardima Inc.

                            NOTICE OF ANNUAL MEETING

                                       and

                                 PROXY STATEMENT

                                      2006

                                  CARDIMA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held July 27, 2006

To the Stockholders of Cardima, Inc.:

You are cordially invited to the 2006 Annual Meeting of Stockholders of Cardima, Inc., which will be held at 47266 Benicia Street, Fremont, California, on Thursday, July 27, 2006 beginning at 11:00am, local time. The Annual Meeting will be held for the following purposes:

1. To elect six members to our Board of Directors, each to hold office until the 2007 Annual Meeting or until his successor is elected and qualified (Proposal
1);

2. To increase the number of authorized shares of Common Stock issuable pursuant to the 1997 Employee Stock Purchase Plan, as amended, from 1,750,000 to 2,500,000 shares (Proposal 2);

3. To ratify the selection of Marc Lumer & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2006 (Proposal
3);

4. To authorize our Board of Directors, in its discretion, to amend our Certificate of Incorporation to effect a one-for-ten reverse stock split of the issued and outstanding shares of Common Stock of the Company (Proposal 4); and

5. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the proposals. The Company intends to mail the Annual Report, Proxy Statement and Proxy enclosed with this notice on or about June 20, 2006, to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of our common stock on June 15, 2006, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

                      By Order of the Board of Directors,

                      Gabriel B. Vegh
                      Chief Executive Officer and Acting Chief Financial Officer

Fremont, California
June 9, 2006

Stockholders unable to attend the annual meeting in person are requested to date and sign the enclosed proxy card as promptly as possible. A stamped envelope is enclosed for your convenience. If a stockholder receives more than one proxy card because he or she owns shares registered in different names or addresses, each proxy card should be completed and returned.

                                  CARDIMA INC.
                              47266 Benicia Street
                         Fremont, California 94538-7330
                                 (510) 354-0300

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 27, 2006

                                  INTRODUCTION

This Proxy Statement is furnished to the stockholders by the Board of Directors of Cardima Inc., for solicitation of proxies for use at the 2006 Annual Meeting of Stockholders to be held at 47266 Benicia Street, Fremont, California, on Thursday, July 27, 2006, at 11:00am., local time, and at any and all adjournments of the meeting.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, our Board of Directors knows of no other business, which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to our Secretary a written notice of revocation prior to the Annual Meeting, or by appearing at the meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director and "FOR" each other matter set forth in this Proxy Statement. If any other business properly comes before the meeting, votes will be cast in accordance with the proxies in respect of any such other business in accordance with the judgment of the persons acting under the proxies.

It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about June 20, 2006.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of June 15, 2006 are entitled to notice of and to vote at the Annual Meeting. At that date there were 101,694,503 outstanding shares of our common stock, par value $.001 per share, our only outstanding voting securities. At the Annual Meeting, each share of common stock will be entitled to one vote.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of Common Stock are entitled to elect 6 directors with the 6 candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and broker non-votes have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

                           QUESTIONS AND ANSWERS ABOUT
                          ABOUT THE MEETING AND VOTING

1. WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Mr. Gabriel Vegh, our President and Chief Executive Officer has been designated as a proxy for the 2006 Annual Meeting of Stockholders.

2. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Annual Meeting of Stockholders is June 15, 2006. The record date is established by our Board of Directors as required by Delaware law and our By-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a) receive notice of the meeting; and

(b) vote at the meeting and any adjournments or postponements of the meeting.

3. WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 14 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4. WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK OR SERIES A STOCK?

(a) In Writing:

All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b) In Person:

All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5. HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a) giving written notice to our Secretary;

(b) delivering a later-dated proxy; or

(c) voting in person at the meeting.

6. ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will hold the votes of each stockholder in confidence from directors, officers and employees except:

(a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

(b) in case of a contested proxy solicitation;

(c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

(d) to allow the independent inspectors of election to certify the results of the vote.

7. WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2007 Annual Meeting of Stockholders, stockholders may:

(a) vote in favor of all nominees;

(b) vote to withhold votes as to all nominees; or

(c) withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

Our Board recommends a vote "FOR" all of the nominees.

8. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN FROM 1,750,000 to 2,500,000 SHARES, AND WHAT VOTE IS NEEDED TO APPROVE?

When voting on the approval of the increase the number of authorized shares of Common Stock issuable pursuant to the 1997 Employee Stock Purchase Plan from 1,750,000 to 2,500,000 shares, stockholders may:

(a) vote in favor of the increase;

(b) vote against the increase; or

(c) abstain from voting on the increase.

The increase will be approved if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" the plan.

9. WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF MARC LUMER & COMPANY, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Marc Lumer & Company as our independent registered public accounting firm, stockholders may:

(a) vote in favor of the ratification;

(b) vote against the ratification; or

(c) abstain from voting on the ratification.

The selection of the independent registered public accounting firm will be ratified if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.


10. WHAT ARE THE VOTING CHOICES WHEN VOTING TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT WITHOUT FURTHER APPROVAL FROM OUR STOCKHOLDERS?

When voting to authorize our Board of Directors to amend our Certificate of Incorporation to effectuate a one-for-ten reverse stock split, stockholders may:

(a) vote in favor of authorizing our Board of Directors to effect a reverse split;

(b) vote against  authorizing  our Board of Directors to effect a reverse split;
or

(c) abstain from voting to authorize our Board of Directors to effect a reverse split.

The Board will be authorized, in its discretion, to effect a reverse split if the votes cast "FOR" are a majority of the votes present at the meeting. The Board recommends a vote "FOR" this proposal.

11. WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies, which are signed and returned will be voted FOR the election of all director nominees, FOR the increase the number of authorized shares of Common Stock issuable pursuant to the 1997 Employee Stock Purchase Plan from 1,750,000 to 2,500,000 shares, FOR the proposal to ratify the selection of Marc Lumer & Company, and FOR authorizing our Board of Directors, in its discretion, to amend our Certificate of Incorporation to effect a one-for-ten reverse stock split of the issued and outstanding shares of Common Stock of the Company.

12. WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on June 15, 2006. Each share of our common stock is entitled to one vote. As of May 25, 2006, we had 101,694,503 shares of common stock outstanding.

13. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, or you can reach American Stock Transfer & Trust Company at (212) 936-5100.

14. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' un-voted shares on "routine" matters. Generally, a broker may not vote a customer's un-voted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

15. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

16. HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of June 15, 2006 must be present at the meeting. On this date, a total of * shares of our common stock were outstanding and entitled to vote. Shares representing a majority, or * votes, must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(a) Is present and votes in person at the meeting, or

(b) Has properly submitted a proxy card.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of our common stock beneficially owned as of May 31, 2006 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Cardima Inc., 47266 Benicia Street, Fremont, California 94538-7330.

                                                                                                              Percent of
                                                                                           Number                Total
                                                                                             of                 Shares
    Name and Address                                                                       Shares        Outstanding (1) (2)
    -------------------------------------------------------------------------------     -----------      -------------------
    Gabriel B. Vegh (3) (4)                                                               1,710,443                    1.68%
    Phillip Radlick, Ph.D. (3)                                                              385,559                       *
    Rodolfo C. Quijano, Ph.D., M.D. (3)                                                     120,666                       *
    Jesse D. Erickson (3)                                                                   117,666                       *
    Lawrence J. Siskind (3)                                                                 116,666                       *
    Tina Sim                                                                                     --                       *
    Tony Shum                                                                                    --                       *
    John R. Cheney                                                                               --                       *
    Victor J. Barajas (3)                                                                   675,228                       *
    Eric  K.Y. Chan, Ph.D. (3)                                                              567,886                       *
    Andrew K. Lee                                                                             4,500                       *
    Apix International, Ltd.                                                            154,833,333                     161%
    All Current directors and executive officers as a group (11 persons)                  3,698,611                    3.63%

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In determining the number of shares beneficially owned by a person, options or warrants to purchase common stock held by that person that are currently exercisable, or become exercisable within 60 days following May 31, 2006, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Based on 101,694,503 shares of common stock were issued and outstanding as of May 31, 2006.

(3) The amounts shown include shares of common stock which may be acquired currently or within 60 days of March 31, 2006 through the exercise of options, as follows: Mr. Vegh, 1,581,302 shares; Dr. Radlick, 385,559 shares; Dr. Quijano, 120,666 shares; Mr. Erickson, 116,666 shares; Mr. Siskind, 116,666 shares; Dr. Chan, 507,866 shares; and Mr. Barajas, 626,825 shares.

(4) Includes 126,141 shares of common stock held by Mr. Vegh and his spouse, Kathleen G. Vegh, as tenants in common and 3,000 shares held in a retirement account for the benefit of Mr. Vegh's spouse.

(5) Includes 3,455,550 shares of common stock subject to stock options exercisable currently or within 60 days of May 31, 2006.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth the names, ages and titles of our executive officers and directors as of May 31, 2006:

                                                                                                            Director
               Name of Director             Age                    Principal Occupation                      Since
      -----------------------------------  -------  ---------------------------------------------------   ------------
      Gabriel B. Vegh                        66     Chief Executive Officer,                                  1992
                                                    Acting Chief Financial Officer and
                                                    Chairman of our Board of Directors
      Jesse D. Erickson                      74     Retired Executive of Kaiser Aluminum and                  2001
                                                    Retired Director and Chairman of the Investment
                                                    Committee of S.H. Cowell Foundation
      Rodolfo C. Quijano, Ph.D., M.D.        70     Chief Technical Officer of 3F Therapeutics, Inc.          1999
      Phillip Radlick, Ph.D.                 68     Independent Consultant                                    1994
      Lawrence J. Siskind                    53     Partner, Harvey Siskind Jacobs LLP                        2001
      John R. Cheney                         48     Director, Apix International Limited                      2006
      Tony K. Shum                           37     Business Development Executive, HSBC                      2006
      Tina Sim                               37     Independent Consultant                                    2006
      Andrew K. Lee                          35     Financial Consultant, Asia Peak Holdings Limited          2006

Mr. Gabriel B. Vegh, our founder, has been our Chief Executive Officer since June 2000, Acting Chief Financial Officer since June 2005 and Chairman of our Board of Directors since May 2001. Mr. Vegh has been one of our directors since November 1992, and served as our President from June 2000 to May 2001. He was our Executive Vice President from January 1995 until June 2000, and our Chief Operating Officer from November 1994 through January 1995. Mr. Vegh was our President from May 1993 through November 1994. Prior to joining us, from August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc., which is now a division of Boston Scientific Corporation. Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

Mr. Jesse D. Erickson has been one of our directors since May 2001. Mr. Erickson was the President of the S. H. Cowell Foundation, a private charitable foundation in San Francisco, from 1991 to 1998. He then served as director and chairman of the investment committee of the S. H. Cowell Foundation until 2001 when he retired. Mr. Erickson worked for Kaiser Aluminum & Chemical Corporation for 32 years, holding various executive positions including President of Kaiser Aluminum International, Chief Administrative Officer and Sheet and Plate Division Manager. He retired from Kaiser in 1989 as a Senior Vice President. Mr. Erickson received a B.S. in Business and Chemical Engineering from the Massachusetts Institute of Technology.

Dr. Rodolfo C. Quijano has been one of our directors since November 1999. Dr. Quijano is a founder of VenPro, Inc. and served as its Chief Technical Officer from 1997 to 2003, and has been Chief Technical Officer of 3F Therapeutics, Inc. since 1998. Dr. Quijano serves on the Board of Directors of Orqis, Inc. (formerly ForeFlow, Inc.), of which he is also the founder. Previously, Dr. Quijano was the General Manager of Hepatix, AG, from 1993 to 1994 and from 1987 to 1993 was the Vice President of Research and Development, Regulatory Affairs and Clinical Research for the Edwards Cardiovascular Surgery Division of Baxter Healthcare. Dr. Quijano received a B.S. in Chemistry from the University of Alabama and a Ph.D. from the University of Central America.

Dr. Phillip Radlick has been one of our directors since November 1994. Dr. Radlick is currently an independent consultant in the healthcare industry. Dr. Radlick served as President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company, from June 2000 until October 2002. Dr. Radlick was our President and Chief Executive Officer from November 1994 to June 2000. Prior to joining us, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward's Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

Mr. Lawrence J. Siskind has been one of our directors since December 2001. Mr. Siskind is currently a partner of Harvey Siskind Jacobs LLP, a law firm in San Francisco, California where he specializes in litigation, registration and transactional advice regarding domestic and international copyrights, trademarks, trade secrets and unfair competition. Mr. Siskind was appointed by President Reagan in 1987 to serve as the nation's first Special Counsel for Immigration Related Unfair Employment Practices, returning to private practice in 1989. In 1996, former California Governor Pete Wilson appointed Mr. Siskind to serve as a charter member of the State Commission on Academic Content and Performance Standards. In 1998, former Governor Wilson appointed Mr. Siskind to his Advisory Council on Electronic Commerce. Mr. Siskind received a B.A. from Harvard University and a J.D. from Harvard Law School.

Mr. John R. Cheney has been one of our directors since February 2006. Mr. Cheney is a corporate consultant based in Hong Kong since January 2001. Mr. Cheney is also a director and shareholder of Apix International Limited. Mr. Cheney was previously the Chairman and CEO of a Hong Kong based telecommunications and Internet Services Company. Prior to his business career, Mr. Cheney was a corporate lawyer in private practice qualified in Hong Kong, Canada and Britain.

Mr. Tony K. Shum has been one of our directors since February 2006. Mr. Shum is a Business Development Executive for the global banking group HSBC since February 2006. From February 2001 to January 2006, Mr. Shum worked as a consultant providing business strategy and analysis services in Asia Pacific and Europe for businesses ranging from start-up ventures to multi-national corporations. Also Mr. Shum worked for Walt Disney Television International where he helped to establish its broadcast television business in the Asia-Pacific region. Mr. Shum is a Chartered Accountant and worked for Deloitte & Touche in Canada and Price Waterhouse in Hong Kong.

Ms. Tina Sim has been one of our directors since February 2006. Ms. Sim is currently semi-retired. Ms. Sim is a Chartered Accountant and a CFA Charter holder. From 1992 until 1995, Ms. Sim worked for Deloitte & Touche in Canada. From 1997 to 1999, Ms. Sim worked for Deloitte Touche Tohmatsu in Hong Kong. Ms. Sim's background includes advisory work on general accounting, tax and regulatory matters and cross-border jurisdictional issues.

Mr. Andrew K. Lee has been one of our directors since April 2006. Mr. Lee has served as the financial consultant to Asia Peak Holdings Limited since 2003. His main responsibilities include identifying and evaluating investment opportunities around the world and conducting risk assessment, asset valuation and due diligence activities. From 2001 to 2003, Mr. Lee was a valuation manager at Deloitte & Touche in San Francisco, where he specialized in advising multinational corporations regarding the taxation of related party transactions and conducting valuation of intangible assets. Prior to working at Deloitte & Touche, Mr. Lee worked for Arthur Andersen as a senior associate in the Tax & Advisory Group.

Executive Officers

In addition to Mr. Vegh, our Chief Executive Officer, whose information appears above, set forth below are each of our other executive officers. There are no family relationships among any of our directors or executive officers.

Mr. Victor Barajas (age 42) was appointed as Senior Vice President of Operations in October 2001 and has been responsible for all operations and manufacturing activity as our Vice President of Operations since August 1997. From September 1995 until August 1997, Mr. Barajas was our Director of Operations, from May 1994 until September 1995, Mr. Barajas was our Manager of Operations, and from June 1993 until May 1994, Mr. Barajas was one of our senior engineers. Prior to joining us, from 1990 until June 1993, Mr. Barajas was Process Development Engineer and then Project Leader and Manager of the Engineering Department for Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From 1988 until 1990, Mr. Barajas was employed by Critikon, Inc. as a Research and Design/Manufacturing Engineer in the medical disposables area. Mr. Barajas received his B.S. degree in Industrial Technology from San Jose State University.

Mr. Eric Chan, Ph.D., F.E.S.C. (age 48) has been our Vice President of Product Development since June 1998. Prior to joining us, from August 1991 to March 1993, Mr. Chan was the Director of Engineering and from April 1993 to May 1998, Vice President of Engineering at Arrhythmia Research Technology, Inc. where he coordinated and directed the development of computerized cardiac electrophysiology and catheter lab systems, digital Holter and high-resolution ECG systems. Mr. Chan received his B.S.E.E. from Purdue University, his M.S.E. in Biomedical Engineering from the University of Texas at Austin, and his Ph.D. in Biomedical Engineering from the University of Texas at Austin. Mr. Chan completed the Global Bio-Executive Program at the University of California, Berkeley, Haas School of Business, in 2005. Mr. Chan was elected a Fellow of the European Society of Cardiology and a Senior Member of the Institute of Electrical and Electronic Engineers in 2003.

                       INDEBTEDNESS OF EXECUTIVE OFFICERS
                                 AND DIRECTORS

In December 1997, we entered into a $300,000 note receivable agreement with Phillip Radlick, Ph.D., one of our Directors and then President and Chief Executive Officer, to facilitate the purchase of a principal residence in the Bay Area. The note bears interest at the minimum Applicable Federal Rate and was due and payable in a single lump sum forty-eight months from the note date. In August 2001, the Board of Directors amended Dr. Radlick's agreement to extend this loan until the first of (i) the date that Dr. Radlick no longer serves as a member of our Board of Directors, (ii) the date when Dr. Radlick sells such residence and (iii) December 16, 2005. As security for the note, Dr. Radlick granted us a security interest in his vested stock options. At December 31, 2005, the balance of the loan was approximately $357,085, including approximately $78,585 of accrued interest. The loan balance is fully reserved as of the end of December 31, 2005 due to no repayment having been made. No interest was accrued after December 31, 2004.

In June 2000, we entered into a note receivable agreement with William Wheeler, our President and Chief Operating Officer, to facilitate the purchase of a principal residence in the Bay Area. The note calls for an initial payment by us of $142,500 with an additional $5,000 per month up to a maximum of $300,000. The note bears interest at the minimum Applicable Federal Rate was due and payable in a single lump sum 60 months from the note date. The Board of Directors amended Mr. Wheeler's agreement by granting Mr. Wheeler a $75,000 bonus in May 2001 in lieu of further additional monthly payments to him. As security for the note, Mr. Wheeler granted us a security interest in his vested stock options. At December 31, 2005, the balance of the loan was approximately $217,531, including approximately $25,031 of accrued interest. The loan balance is fully reserved as of the end of December 31, 2005 due to no repayment having been made. No interest was accrued after December 31, 2004.

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions by us with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors (or the Audit Committee of our Board of Directors as required under applicable laws and listing standards), and are on terms no less favorable to us than could be obtained from unaffiliated parties.

                              FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

                                LEGAL PROCEEDINGS

The company is currently not a party to any material legal proceedings. Notwithstanding the foregoing, we have entered into several agreements with parties to act as its our financial advisors, finders or agents in connection with actual and proposed equity financings, which provided that we pay cash fees and issue warrants to purchase shares of our common stock to these parties in connection with our financings. While the Company currently believes that the ultimate outcome of these proceedings will not have a material adverse event on our results of operations, litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Depending on the amount and timing, an unfavorable outcome of some or all of these matters could have a material adverse effect on the Company's cash flows, business, results of operations or financial position. An estimate of potential loss from pending proceedings cannot be made at this time.

                THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters, which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We have established an Audit Committee, a Compensation Committee, and a Nominating Committee. The Board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board, the Audit Committee, the Compensation Committee, and the Nominating Committee each perform annual self-evaluations. We have adopted a comprehensive Code of Business Conduct and Ethics for all directors, officers and employees. The Code of Business Conduct and Ethics is available at our website, www.cardima.com.

During 2005, the Board of Directors met six times. To the extent that a nominee was a member of the Board of Directors in 2005, each nominee for director attended 100% of the Board of Directors meetings and the meetings of Board committees on which he served. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend.

Committees of the Board

Audit Committee. We have a separately designated standing Audit Committee of our Board of Directors. The Audit Committee of the Board of Directors (1) selects the independent registered public accounting firm to be retained to audit our financial statements and (2) monitors the effectiveness of the audit effort, our financial and accounting organization and our system of internal accounting controls. Our Board of Directors has adopted a written charter for the Audit Committee.

During the fiscal year ended December 31, 2005, our Audit Committee consisted of three directors: Mr. Jesse D. Erickson (Chairperson), Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind, all of whom meet the independence requirements for Audit Committee membership under Rule 10A-3 of the Securities Exchange Act of 1934. On May 26, 2006, we appointed the following directors to serve on our Audit Committee: Ms. Tina Sim (Chairperson), Mr. Tony Shum and Mr. Andrew Lee, all of whom meet the independence requirements for Audit Committee membership under Rule 10A-3 of the Securities Exchange Act of 1934. Our Board of Directors has determined that Ms. Tina Sim, Mr. Tony Shum and Mr. Andrew Lee all qualify as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

The Audit Committee conducted four formal meetings and conferred on an informal basis on numerous occasions in 2005.

Compensation Committee. The Compensation Committee of the Board of Directors (1) administers and makes recommendations concerning our policies on salaries and incentive compensation, stock option awards to employees and consultants and otherwise determines compensation levels and (2) performs such other functions regarding compensation as the Board of Directors may delegate. During the fiscal year ended December 31, 2005, our Compensation Committee consisted of two non-employee directors: Dr. Phillip Radlick and Mr. Jesse D. Erickson. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any other entity. Dr. Phillip Radlick, a member of the Compensation Committee during the fiscal year ended December 31, 2005, was our President and Chief Executive Officer from November 1994 to June 2000. In December 1997, we entered into a note receivable agreement with Dr. Radlick, which was subsequently amended in August 2001. See "Certain Transactions" for information concerning Dr. Radlick's note receivable agreement. On May 26, 2006, we appointed Mr. John R. Cheney to serve on our Compensation Committee, replacing Mr. Jesse D. Erickson.

The Compensation Committee conducted one formal meeting and conferred on an informal basis on numerous occasions in 2005.

Nominating Committee. The Nominating Committee of the Board of Directors (1) establishes criteria for membership on the Board of Directors and assists the Board of Directors in identifying individuals qualified to become members of the Board of Directors and (2) facilitates the annual review of the performance of the Board of Directors and its committees. Our Board of Directors has adopted a written charter for the Nominating Committee of the Board of Directors. During the fiscal year ended December 31, 2005, the Nominating Committee consisted of two directors: Mr. Lawrence J. Siskind and Dr. Phillip Radlick, both of whom are "independent directors" within the meaning of Rule 4200 of the NASD. On May 26, 2006, we appointed the following directors to serve on our Nominating Committee:
Mr. John R. Cheney, Ms. Tina Sim, and Dr. Phillip Radlick, all of whom are "independent directors" within the meaning of Rule 4200 of the NASD.

The Nominating Committee conducted one formal meeting and conferred on an informal basis on numerous occasions in 2005.

Stockholder Nominations

Our Bylaws contain provisions, which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. To date, we have not received any recommendations from stockholders requesting the considerations of a candidate for inclusion among the slate of nominees in our proxy statement. The Nominating Committee's current policy is to consider stockholder recommendations of candidates for election to the Board of Directors, which comply with applicable laws, listing standards and the stockholder nomination process set forth in our Bylaws. The qualifications and standards the Nominating Committee will consider in evaluating any recommendations for nomination, including stockholder recommendations, to the Board of Directors include, but are not limited to:

o roles and contributions valuable to the business community,

o personal qualities of leadership, character and judgment, and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards,

o relevant knowledge and diversity of background and experience in areas such as
business,   manufacturing,   technology,   medicine,   finance  and  accounting,
marketing, international business and government,

o whether the candidate has the time required for preparation, participation and attendance at meetings, and

o requirements relating to composition of the Board of Directors under applicable law and listing standards.

The Nominating Committee's goal is to assemble a Board of Directors comprised of individuals who have distinguished records of leadership and success and who will make substantial contributions to the Board of Directors. Stockholder recommendations requesting the consideration of a candidate for inclusion among the slate of nominees in our proxy statement must be delivered to, or mailed and received by our Secretary at our executive offices not less than 120 days prior to the proposed date of our annual meeting of stockholders. If less than 100 days notice of the date of the annual meeting of stockholders is given or made to stockholders, any stockholder recommendation must be received no later than the 7th day following the day on which such notice of the date of the annual meeting is mailed.

Director Compensation

Directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. Our 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which such person first becomes our non-employee director. This initial grant becomes exercisable as to 25% of the shares subject to the grant per year through the fourth anniversary of the date of grant. In addition, the Directors' Plan provides that on the date of each annual meeting of our stockholders at which such director is re-elected, each such continuing non-employee director shall be granted an additional option to purchase 52,000 shares of Common Stock if, on such date, he or she shall have served on the Board of Directors for at least three months during the current fiscal year, and such option will become exercisable in full on the first anniversary of the date of grant.

On June 16, 2005, we granted each of Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano, Mr. Lawrence J. Siskind and Dr. Phillip Radlick, options to purchase 52,000 shares of our Common Stock. These grants have an exercise price of $0.10 per share, were made under our 1997 Directors' Stock Option Plan and the options would be fully vested on the first anniversary of the date of grant.

See "Summary Compensation Table" and "Option/SAR Grants in Last Fiscal Year" for information concerning compensation relating to Mr. Vegh's services as Chairman and Chief Executive Officer.

Our Amended and Restated 2003 Stock Option Plan provides that the vesting and exercisability of all outstanding options shall be accelerated to twice the number of vested shares of Common Stock underlying any such option immediately prior to such acceleration, and the remaining unvested options following such acceleration shall be assumed or substituted by the surviving entity in the event of a change in control. In the event that such outstanding options are not assumed or substituted, the exercisability of all outstanding options shall be accelerated. Members of our Board of Directors and our officers currently hold options granted under our Amended and Restated 2003 Stock Option Plan.

Our 1997 Directors' Stock Option Plan and our 1993 Stock Option Plan provide that options shall become fully vested and exercisable as to all shares granted under these plans in the event that a change in control of the Company occurs. Members of our Board of Directors and our officers currently hold options granted under both our 1997 Directors' Stock Option Plan and our 1993 Stock Option Plan.

See "Employment Agreements and Change in Control Arrangements" for information concerning change in control arrangements relating to Mr. Vegh's services as Chairman and Chief Executive Officer.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

The table below sets forth certain information regarding the annual and long-term compensation for services by the named executive officers to us in all capacities for the fiscal years ended December 31, 2005, 2004, and 2003, respectively.

Summary Compensation Table

                                                              Annual                             Long-Term
                                                            Compensation                         Compensation
                                                                                                    Awards
                                               --------------------------------------------   -------------------

                                                                                Other             Securities
                                                                               Annual             Underlying          All Other
Name & Principal Position               Year    Salary (1)     Bonus (2)       Compensation       Options/SARs (#)   Compensation
---------------------------------------------- ------------ -------------- ----------------   ------------------------------------

Gabriel B. Vegh                          2005   $ 256,361    $          -  $            -                500,000        3,136 (5)

Chief Executive Officer and              2004   $ 274,997    $          -  $            -                500,000          486 (5)

Chairman of the Board of Directors       2003   $ 285,574    $     50,000  $            -                500,000          522 (5)


William K. Wheeler (3)                   2005   $ 167,258    $          -  $            -                    ---          516 (6)

President and                            2004   $ 249,995    $          -  $            -                250,000          390 (6)

Chief Operating Officer                  2003   $ 259,610    $     25,000  $            -                250,000          390 (6)

Victor J. Barajas                        2005   $ 163,096    $          -  $            -                300,000          206 (6)

Senior Vice President, Operations        2004   $ 183,997    $          -  $            -                175,000          390 (6)

                                         2003   $ 191,074    $     30,000  $            -                175,000          390 (6)

Eric K.Y. Chan, Ph.D.                    2005   $ 160,833    $          -  $            -                250,000          305 (6)

Vice President, Product Development      2004   $ 180,003    $          -  $            -                150,000          390 (6)

                                         2003   $ 186,926    $     25,000  $            -                150,000          390 (6)

Barry D. Michaels (4)                    2005   $ 135,303    $          -  $       31,588  (7)               ---        9,540 (8)

Interim Chief Financial Officer          2004   $ 308,232    $          -  $       49,836  (9)           100,000       13,591 (8)

                                         2003   $ 143,052    $     35,000  $      $25,867 (10)           100,000       $    -

(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following year. Prior to 2004, we reported bonus amounts in the year they were paid rather than the year in which they were earned.

(3) Mr. Wheeler resigned in July 2005.

(4) Mr. Michaels joined the Company as Interim Chief Financial Officer in July 2003 and resigned in June 2005.

(5) Includes amounts paid for life insurance premiums and sport club discounts. Prior to 2005, we reported life insurance premiums based on their taxable value rather than the actual amounts paid.

(6) Includes amounts paid for life insurance premiums. Prior to 2005, we reported life insurance premiums based on their taxable value rather than the actual amounts paid.

(7) Includes $9,912 in housing expenses, $13,339 in travel expenses, and $8,337 in payroll tax reimbursements.

(8) Includes amounts reimbursed for medical, dental and vision insurance premiums.

(9) Includes $$21,583 in housing expenses, $17,081 in travel expenses, and $11,172 in payroll tax reimbursements.

(10) Includes $11,210 in housing expenses, $8,967 in travel expenses, and $5,690 in payroll tax reimbursements.

Option/SAR Grants in Fiscal Year Ended December 31, 2005

The following table summarizes stock option grants during fiscal year 2005 to our Chief Executive Officer and our other Named Executive Officers.

                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                                            Number of       Percent of                                annual Rates of Stock
                                             Shares        Total Options    Exercise or                Price Appreciation
                                           Underlying       Granted to      Base Price                 for Option Term (4)
                                            Options        Employees in     per Share     Expiration  ---------------------
                                         Granted (#)(1)   Fiscal 2005 (2)    ($/Sh) (3)    Date         5% ($)      10% ($)
    -----------------------------------  --------------   --------------  -------------  -----------  ----------   --------

    Gabriel B. Vegh                         500,000            35.0%      $      0.06    11/10/15     $ 18,867     $ 47,812
    William K. Wheeler                          ---             ---%      $       ---         ---     $    ---     $    ---
    Victor J. Barajas                       300,000            21.0%      $      0.06    11/10/15     $ 11,320     $ 28,687
    Eric K. Y. Chan, Ph.D.                  250,000            17.5%      $      0.06    11/10/15     $  9,433     $ 23,906
    Barry D. Michaels                           ---             ---%      $       ---         ---     $    ---     $    ---

(1) These options vest in equal monthly installments over a four-year period commencing on the date of grant, except that no options are exercisable or vested for the first 6 months after the date of grant.

(2) We granted stock options representing 1,431,000 shares of our Common Stock to employees in the last fiscal year.

(3) The exercise price of each option was equal to 100% of the fair market value of the Common Stock on the date of grant.

(4) The potential realizable value of each grant of options has been calculated, pursuant to the regulations promulgated by the SEC, assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. These values do not represent our estimate or projection of future Common Stock value. There can be no assurance that any of the value reflected in the table will be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by our Chief Executive Officer and our other Named Executive Officers during the fiscal year ended December 31, 2005. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2005 and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2005.

                                                                                   Number of              Value of
                                                                                 Unexercised           Unexercised
                                                                                   Options/             In-the-Money
                                                                                 SARs at Fiscal          Options/SARs
                                                  Shares            Value        Year End (#)     at Fiscal Year End ($)
                                                 Acquired on      Realized       Exercisable/           Exercisable/
    Name                                        Exercise (#)         ($)       Unexercisable (1)     Unexercisable (2)
    -------------------------------------      --------------   ------------  --------------------   ------------------

    Gabriel B. Vegh                                       0               0     1,729,643 /  947,9       --- / ---
    William K. Wheeler                                    0               0       957,000 /267,479       --- / ---
    Victor J. Barajas                                     0               0       547,266 /482,006       --- / ---
    Eric K. Y. Chan, Ph.D.                                0               0       455,355 /384,885       --- / ---
    Barry D. Michaels                                     0               0          --- /  ---          --- / ---

     (1) Includes those options for which the fair market value of the underlying securities at December 31, 2005 ($ 0.045 per share) is less than the exercise price.

     (2) Based on the $ 0.045 per share closing price of the Company's Common Stock on the Nasdaq Over-the-Counter Bulletin Board on December 31, 2005, less the exercise price of the options.

Equity Compensation Plan Information

The following table sets forth information as of the end of December 31, 2005 with respect to compensation plans under which our equity securities are authorized for issuance.

                                                           Number of Securities         Weighted-Average      Number of Securities
                                                           to be Issued upon            Exercise Price of     Remaining Available
                                                          Exercise of Outstanding      Outstanding options,       for Future
                                                           Options, Restricted         Restricted stock         Issuance Under
                                                           Stock Units and                Units and            Equity Compensation
    Plan Category (1)                                    Performance Units A         Performance Units B      Compensation Plans
    ---------------------------------------------------- -----------------------       ---------------------   ---------------------
    Equity compensation plans approved by security
    holders (2)                                                       7,557,035       $              0.92                5,900,531
    Equity compensation plans not approved by security
    holders (3)                                                              --                        --                      --

                                                          ----------------------      ---------------------   ---------------------

    Total                                                             7,557,035       $              0.92                5,900,531

     (1) The table does not include information for our employee benefit plans and our subsidiaries intended to meet the qualification requirements of
     Section 401(a) of the Internal Revenue Code and foreign employee benefit plans which are similar to Section 401(a) plans.

     (2) Consists of four plans: the 2003 Stock Option Plan, the 1993 Stock Option Plan, the 1997 Director's Stock Option Plan and the 1997 Employee Stock Purchase Plan.

     (3) We do not have any equity compensation plan not approved by security holders.

Employment Contracts and Change in Control Arrangements

Mr. Vegh is party to an employment agreement dated November 5, 2004, which supersedes a prior agreement dated August 30, 2000. The agreement provides for a salary of not less than $275,000 for Mr. Vegh's services as Chairman and Chief Executive Officer and accelerated vesting of all of Mr. Vegh's options issued prior to the date of the agreement in the event of a "Change in Control" of the Company (as such term is defined in the agreement) and the acceleration of Mr. Vegh's options granted after the date of the agreement by the same number of months of completed months of vesting for such options. In addition, Mr. Vegh is eligible for an annual bonus to be determined by the Board of Directors. In the event Mr. Vegh is terminated for other than for "Cause" (as such term is defined in the agreement), Mr. Vegh will receive his base salary and the Company's standard benefits package for an additional 36 months, will receive a bonus for each of the three Company fiscal years coinciding with or immediately following his termination based upon the average bonus he received in the preceding three years prior to his termination, will have his stock options vest on an accelerated basis as described above, and will have ninety days from the date of termination of his employment to exercise his vested options.

Mr. Barajas is party to an employment agreement dated November 5, 2004, which supersedes a prior agreement dated August 30, 2000. The agreement provides for a salary of not less than $184,000 for Mr. Barajas' services as Senior Vice President, Operations, and accelerated vesting of all of Mr. Barajas' options issued prior to the date of the agreement in the event of a "Change in Control" of the Company (as such term is defined in the agreement) and the acceleration of Mr. Barajas' options granted after the date of the agreement by the same number of months of completed months of vesting for such options. In addition, Mr. Barajas is eligible for an annual bonus to be determined by the Board of Directors. In the event Mr. Barajas is terminated for other than for "Cause" (as such term is defined in the agreement), Mr. Barajas will receive his base salary and the Company's standard benefits package for an additional 12 months, will receive a bonus for the Company fiscal year coinciding with or immediately following his termination based upon the average bonus he received in the preceding two years prior to his termination, will have his stock options vest on an accelerated basis as described above, and will have ninety days from the date of termination of his employment to exercise his vested options.

Dr. Chan is party to an employment agreement dated November 5, 2004, which supersedes a prior agreement dated August 30, 2000. The agreement provides for a salary of not less than $180,000 for Dr. Chan's services as Vice President, Product Development, and accelerated vesting of all of Dr. Chan's options issued prior to the date of the agreement in the event of a "Change in Control" of the Company (as such term is defined in the agreement) and the acceleration of Dr. Chan's options granted after the date of the agreement by the same number of months of completed months of vesting for such options. In addition, Dr. Chan is eligible for an annual bonus to be determined by the Board of Directors. In the event Dr. Chan is terminated for other than for "Cause" (as such term is defined in the agreement), Dr. Chan will receive his base salary and the Company's standard benefits package for an additional 12 months, will receive a bonus for the Company fiscal year coinciding with or immediately following his termination based upon the average bonus he received in the preceding two years prior to his termination, will have his stock options vest on an accelerated basis as described above, and will have ninety days from the date of termination of his employment to exercise his vested options.

Certain Relationships and Related Transactions

In December 1997, we entered into a $300,000 note receivable agreement with Phillip Radlick, Ph.D., one of our Directors and then President and Chief Executive Officer, to facilitate the purchase of a principal residence in the Bay Area. The note bears interest at the minimum Applicable Federal Rate and was due and payable in a single lump sum forty-eight months from the note date. In August 2001, the Board of Directors amended Dr. Radlick's agreement to extend this loan until the first of (i) the date that Dr. Radlick no longer serves as a member of our Board of Directors, (ii) the date when Dr. Radlick sells such residence and (iii) December 16, 2005. As security for the note, Dr. Radlick granted us a security interest in his vested stock options. At December 31, 2005, the balance of the loan was approximately $357,085, including approximately $78,585 of accrued interest. The loan balance was fully reserved as of the end of December 31, 2005 due to no repayment having been made. No interest was accrued after December 31, 2004.

In June 2000, we entered into a note receivable agreement with William Wheeler, our President and Chief Operating Officer, to facilitate the purchase of a principal residence in the Bay Area. The note calls for an initial payment by us of $142,500 with an additional $5,000 per month up to a maximum of $300,000. The note bears interest at the minimum Applicable Federal Rate was due and payable in a single lump sum 60 months from the note date. The Board of Directors amended Mr. Wheeler's agreement by granting Mr. Wheeler a $75,000 bonus in May 2001 in lieu of further additional monthly payments to him. As security for the note, Mr. Wheeler granted us a security interest in his vested stock options. At December 31, 2005, the balance of the loan was approximately $217,531, including approximately $25,031 of accrued interest. The loan balance was fully reserved as of the end of December 31, 2005 due to no repayment having been made. No interest was accrued after December 31, 2004.

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions by us with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors (or the Audit Committee of our Board of Directors as required under applicable laws and listing standards), and are on terms no less favorable to us than could be obtained from unaffiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2005.

To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during our fiscal year ended December 31, 2005, all Reporting Persons timely filed all such reports other than (i) Jesse
D. Erickson who filed one late Form 4 in connection with an option granted under the 1997 Directors' Stock Option Plan; (ii) Rodolfo C. Quijano, Ph.D. who filed one late Form 4 in connection with an option granted under the 1997 Directors' Stock Option Plan; (iii) Phillip Radlick, Ph.D. who filed one late Form 4 in connection with an option granted under the 1997 Directors' Stock Option Plan;
(iv) Lawrence J. Siskind who filed one late Form 4 in connection with an option granted under the 1997 Directors' Stock Option Plan; (v) Victor J. Barajas who filed one late Form 4 in connection with an option grant under the Amended and Restated 2003 Stock Option Plan, (vi) Eric K. Y. Chan, Ph.D. who filed one late Form 4 in connection with an option grant under the Amended and Restated 2003 Stock Option Plan, (vii) Gabriel B. Vegh who filed one late Form 4 in connection with an option grant under the Amended and Restated 2003 Stock Option Plan.

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts..


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2005. The Compensation
Committee is responsible for establishing and monitoring our general compensation policies and our compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of two elements: (1) base salary, which reflects individual performance and expertise, and (2) long-term stock-based incentive awards, which are designed to strengthen the mutual interests of the executive officers and our stockholders. Additionally, some executives are eligible for variable bonus awards payable in cash, which are tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us.

The summary below describes in more detail the factors, which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

We have utilized our stock option plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position in our organization, his or her performance and responsibilities and internal comparability considerations.

To date, each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

Gabriel B. Vegh has served as our Chief Executive Officer since June 2000. His base salary for fiscal 2005 was $275,000. Additional compensation paid to Mr. Vegh included a stock option grant based on his performance to objectives as set by the Board of Directors.

The factors discussed above in "Base Salary," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were applied by the Compensation Committee in establishing the amount of Mr. Vegh's salary, stock option grant and bonus. Mr. Vegh did not participate in any decisions related to his compensation. Significant factors the Compensation Committee considered in establishing Mr. Vegh's compensation included his individual performance, the achievement of specific objectives, and the compensation of chief executive officers of other companies in the medical device industry, taking into account relative company size and stage of development. The Compensation Committee felt that Mr. Vegh's performance and effort contributed to our progress over the last year and exercised its judgment in awarding the salary and bonus shown in the Summary Compensation Table.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the Committee believes that options granted under our 1993 Stock Option Plan and our 2003 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Cardima may from time to time pay compensation to its executive officers that may not be deductible.


                                                     Compensation Committee

                                                     Jesse D. Erickson
                                                     Phillip Radlick, Ph.D.

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.


                     AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind. All members of the Audit Committee meet the independence standards of the NASD listing requirements. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of our quality and integrity of our accounting, auditing and financial reporting practices.

Our management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent registered public accounting firm are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent registered public accounting firm. The members of the Audit Committee are not, however, our employees, and are not providing any
expert   assurance  or  professional   certification   regarding  our  financial
statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted accounting standards, including those described in Statement on Auditing
Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements. The Audit Committee also discussed with our management and our independent registered public accounting firm the processes used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to be filed with and accompany our periodic filings with the SEC.

Based upon Audit Committee's discussion with management and the independent registered public accounting firm and the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee also recommended the selection, subject to stockholder approval, of the independent registered public accounting firm and the Board of Directors concurred in such recommendation.

                                                Audit Committee

                                                Jesse D. Erickson
                                                Rodolfo C. Quijano, Ph.D., M.D.
                                                Lawrence J. Siskind

                        PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Bylaws, the holders of our common stock, may elect our 6 directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by our Board of Directors.

Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

The Board of Directors Recommends a Vote "FOR" the Election of the Nominees Listed Below.

The following table sets forth the names and ages of the nominees of our Board of Directors.

                                                                                                      Director
         Name of Director             Age                    Principal Occupation                      Since
-----------------------------------  -------  ---------------------------------------------------   ------------
Gabriel B. Vegh                        66     Chief Executive Officer,                                  1992
                                              Acting Chief Financial Officer and
                                              Chairman of our Board of Directors
Phillip Radlick, Ph.D.                 68     Independent Consultant                                    1994
John R. Cheney                         48     Director, Apix International Limited                      2006
Tony K. Shum                           37     Business Development Executive, HSBC                      2006
Tina Sim                               37     Independent Consultant                                    2006
Andrew K. Lee                          35     Financial Consultant, Asia Peak Holdings Limited          2006

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

Mr. Gabriel B. Vegh, our founder, has been our Chief Executive Officer since June 2000, Acting Chief Financial Officer since June 2005 and Chairman of our Board of Directors since May 2001. Mr. Vegh has been one of our directors since November 1992, and served as our President from June 2000 to May 2001. He was our Executive Vice President from January 1995 until June 2000, and our Chief Operating Officer from November 1994 through January 1995. Mr. Vegh was our President from May 1993 through November 1994. Prior to joining us, from August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc., which is now a division of Boston Scientific Corporation. Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

Dr. Phillip Radlick has been one of our directors since November 1994. Dr. Radlick is currently an independent consultant in the healthcare industry. Dr. Radlick served as President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company, from June 2000 until October 2002. Dr. Radlick was our President and Chief Executive Officer from November 1994 to June 2000. Prior to joining us, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward's Cardiovascular Surgery Division, a division of Baxter Healthcare responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

Mr. John R. Cheney has been one of our directors since February 2006. Mr. Cheney is a corporate consultant based in Hong Kong since January 2001. Mr. Cheney is also a director and shareholder of Apix International Limited. Mr. Cheney was previously the Chairman and CEO of a Hong Kong based telecommunications and Internet Services Company. Prior to his business career, Mr. Cheney was a corporate lawyer in private practice qualified in Hong Kong, Canada and Britain.

Mr. Tony K. Shum has been one of our directors since February 2006. Mr. Shum is a Business Development Executive for the global banking group HSBC since February 2006. From February 2001 to January 2006, Mr. Shum worked as a consultant providing business strategy and analysis services in Asia Pacific and Europe for businesses ranging from start-up ventures to multi-national corporations. Also Mr. Shum worked for Walt Disney Television International where he helped to establish its broadcast television business in the Asia-Pacific region. Mr. Shum is a Chartered Accountant and worked for Deloitte & Touche in Canada and Price Waterhouse in Hong Kong.

Ms. Tina Sim has been one of our directors since February 2006. Ms. Sim is currently semi-retired. Ms. Sim is a Chartered Accountant and a CFA Charter holder. From 1992 until 1995, Ms. Sim worked for Deloitte & Touche in Canada. From 1997 to 1999, Ms. Sim worked for Deloitte Touche Tohmatsu in Hong Kong. Ms. Sim's background includes advisory work on general accounting, tax and regulatory matters and cross-border jurisdictional issues.

Mr. Andrew K. Lee has been one of our directors since April 2006. Mr. Lee has served as the financial consultant to Asia Peak Holdings Limited since 2003. His main responsibilities include identifying and evaluating investment opportunities around the world and conducting risk assessment, asset valuation and due diligence activities. From 2001 to 2003, Mr. Lee was a valuation manager at Deloitte & Touche in San Francisco, where he specialized in advising multinational corporations regarding the taxation of related party transactions and conducting valuation of intangible assets. Prior to working at Deloitte & Touche, Mr. Lee worked for Arthur Andersen as a senior associate in the Tax & Advisory Group.

PROPOSAL 2: APPROVAL OF THE INCREASE IN  AUTHORIZED  SHARES  ISSUABLE  UNDER OUR
                       1997 EMPLOYEE STOCK PURCHASE PLAN

In March 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan, as amended, and has reserved 1,750,000 shares of common stock for issuance under the purchase plan. The purchase plan is intended to provide an opportunity for eligible employees of the Company and its designated subsidiaries to acquire common stock on a favorable basis. The purchase plan is implemented by a series of offering periods of twelve months duration, with two consecutive purchase periods of six months in duration. New offering periods commence on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). Through periodic payroll deductions, which may not exceed $25,000 per offering period or 10% of any employee's compensation, eligible employees may purchase common stock at a price equal to the lower of: (i) 85% of the fair market value of the common stock on the offering date; or (ii) 85% of the fair market value of the common stock on the purchase date. As of December 31, 2005, 1,503,204 shares of common stock have been issued under the purchase plan. In 2005, 2004, and 2003, a total of 286,045, 264,364, and 253,591 shares were issued under the plan, respectively.

The Board recommends a vote FOR the proposal to increase the authorized shares issuable under our 1997 Employee Stock Purchase Plan from 1,750,000 to 2,500,000.

PROPOSAL  3:   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
               ACCOUNTING FIRM

The Board of Directors is seeking stockholder ratification of the selection of Marc Lumer & Company by the Audit Committee of the Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Marc Lumer & Company served as our independent registered public accounting firm with respect to the audit of our financial statements for the fiscal year ended December 31, 2005.

Stockholder ratification of the selection of Marc Lumer & Company as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marc Lumer & Company to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Our former independent accountant, BDO Seidman LLP (the "Former Accountant"), resigned as the independent registered public accounting firm for Cardima on October 17, 2005.


The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years, except that the Former Accountant's opinion in its report on the Company's financial statements for each of the last two fiscal years expressed substantial doubt with respect to the Company's ability to continue as a going concern.


During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-B.


During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.


The Company did not consult with Marc Lumer & Company regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Marc Lumer & Company that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.


The following table sets forth the aggregate fees billed or to be billed to us by Marc Lumer & Company for the fiscal year ended December 31, 2005:

                                                      2005
                                                   ----------
            Audit Fees (1)                         $   25,987
            Audit-Related Fees (2)                         --
            Tax Fees (3)                                   --
            All Other Fees                                 --
                                                   ----------
            Total                                  $   25,987
                                                   ==========

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services normally provided by our principal accounting firm in connection with statutory and regulatory filings or engagements, including registration statements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning. None is provided by our principal accounting firm.

Pre-Approval Policies and Procedures

All services performed by Marc Lumer & Company were pre-approved by the Audit Committee in accordance with its pre-approval policy. Our Audit Committee approves the terms and fees of all audit and permissible non-audit services by our independent registered public accounting firm in advance of the provision of any such services.

The Board recommends a vote FOR the ratification of the selection of Marc Lumer & Company as independent auditors.

PROPOSAL 4: TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT WITHOUT
                     FURTHER APPROVAL FROM OUR STOCKHOLDERS


Our Board of Directors is seeking approval of an amendment to our certificate of incorporation to give the Board authorization to effect a 1-for-10 reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our Board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed 1-for-10 reverse stock split is approved at the annual meeting and the Board of Directors elects to effect the proposed reverse stock split, each stockholder would receive one new share of common stock for every ten shares of common stock previously held. Immediately after the reverse stock split, the aggregate value of the stockholder's stock would be unchanged, but he or she would hold one-tenth as many shares, with each share having ten times its pre-split value.


The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the amendment if it determines such action is not in our best interests or the best interest of our stockholders. If the amendment is adopted and filed with the Delaware Secretary of State, there will be no change in the number of authorized shares of our common stock.


Reasons for Board Recommendation

If the Board of Directors determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders. Also our Board of Directors has determined that it would be advisable to obtain the approval of our stockholders to effect a reverse stock split that would reduce the number of shares of our outstanding common stock should it become necessary to increase the trading price of our common stock on the Over-the-Counter Bulletin Board on a per share basis, or for other reasons as may develop. We believe that if we are successful in maintaining a higher stock price, our common stock may generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our shares of common stock would have greater liquidity and a stronger investor base. The company share price may increase sufficiently without a need for such a reverse split.

If the Board of Directors determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders. Such a requirement may become desirable with minimal time to respond. Obtaining stockholder approval of a reverse stock split at the annual meeting of stockholders will enable us to avoid the additional time and expense of holding a special meeting of stockholders should our Board of Directors determine that it is in our best interest to implement a reverse stock split. As a result, our Board of Directors will be able to determine the most appropriate time, if ever, to effectuate a reverse stock split. Finally, notwithstanding approval of the reverse stock split proposal by our stockholders, our Board of Directors may elect to delay or even abandon entirely a reverse stock split if it determines such action is not in the best interests of our company or our stockholders.


Potential Disadvantages to the Reverse Stock Split

Reduced Market Capitalization. As noted above, the principal purpose of the reverse stock split would be to help increase the market price of our common stock. We cannot assure you that the reverse stock split will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple equal to the number of pre-split shares in the reverse split ratio determined by the Board of Directors, which will be ten, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Authorized Shares; Future Financings. The authorized number of shares of Common Stock would not be impacted by the reverse stock split. However, upon effectiveness of such a reverse stock split, the number of authorized shares of common stock that are not issued or outstanding, as of May 25, 2006, would increase from approximately 198,305,497 shares to approximately 289,830,550 shares. As a result, we will have an increased number of authorized but unissued shares of common stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

Effect on Fractional Shares

A reverse stock split would result in some stockholders owning a fractional share of common stock. For example, a 1-for-10 reverse stock split were to be implemented, the shares owned by a stockholder with 112 shares would be converted into 11.2 shares. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split will receive, instead, at the discretion of our Board of Directors, either (i) a cash payment from us in U.S. dollars equal to the value of that fractional share, determined on the basis of the average closing sales price of our common stock on the Nasdaq Over-The-Counter Bulletin Board for the 20 trading days immediately preceding the effective date of the reverse stock split (as adjusted for that reverse stock split) or (ii) a cash payment from the transfer agent in an amount equal to such stockholder's pro rata share of the total proceeds from the sale, by the transfer agent on behalf of those holders who would otherwise be entitled to receive a fractional share, of an aggregate of all fractional shares in the open market at the then prevailing prices. No transaction costs will be assessed in connection with the sale of the aggregated shares. You will not be entitled to receive interest for the period between the effective time of the reverse stock split and the date you receive your payment for cashed-out shares.

If any stockholder owns, in total, fewer than the number of our shares to be converted into one share as a result of the reverse stock split, that stockholder's shares would be converted into a fractional share of stock and that stockholder would receive only cash in place of the fractional share. For example, a 1-for-10 reverse stock split is implemented then stockholders with fewer than ten shares would receive only cash. As a result, the interest of such stockholders in our company would be terminated and such stockholders would have no right to share in our assets or future growth. Based on this example, each stockholder that owns ten shares or more of our common stock prior to the reverse stock split will continue to own one or more shares after the reverse stock split and would continue to share in our assets and future growth as a stockholder, and any stockholder that owns fewer than ten shares would receive only cash in place of the fractional share resulting from the reverse stock split.

Effect of Reverse Stock Split on Options

The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, a 1-for-10 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $0.66 per share. On the effectiveness of the 1-for-10 reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $6.60 per share.

Effect of Reverse Stock Split on Warrants

The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a 1-for-10 reverse stock split is implemented and a warrant holder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $.75 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,000 shares and the exercise price would be proportionately increased to $7.50 per share.

Implementation and Effect of the Reverse Stock Split

If approved by our stockholders at the annual meeting, and if a majority of our Board of Directors determines that effecting a reverse stock split is in our best interests and the best interests of our stockholders, our Board of Directors will, in its sole discretion, determine the method of dealing with fractional shares. Following such determinations, the Board of Directors will effect the reverse stock split by directing management to file the certificate of amendment with the Delaware Secretary of State at such time as the Board has determined is the appropriate effective time for the reverse stock split. The reverse stock split will become effective at the time specified in the certificate of amendment after the filing of the amendment with the Delaware Secretary of State, which we refer to as the effective time. At the effective time, the other amendments approved by our stockholders will be deemed abandoned.

We estimate that, following the reverse stock split, we would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described above, the completion of the reverse stock split would not affect any stockholder's proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. The reverse stock split also will not affect the number of shares of common stock that our Board of Directors is authorized to issue under our amended and restated certificate of incorporation, which will remain unchanged at 300,000,000 shares. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

Exchange of Stock Certificates and Payment for Fractional Shares


Exchange of Stock Certificates. Promptly after such an effective time, you would be notified that the reverse stock split has been effected. Our stock transfer agent, American Stock Transfer & Trust Company of New York, whom we refer to as the exchange agent, would implement the exchange of stock certificates representing outstanding shares of common stock. You would be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we would send to you. You would not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. We would not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our Board of Directors (which will be ten), you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment, without interest, in lieu of such fractional shares. The ownership of a fractional share would not give you any voting, dividend or other rights, except the right to receive payment for the fractional share as described above. IF THIS REVERSE SPLIT WERE TO BE EFFECTED, PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

Effect of Failure to Exchange Stock Certificates. Upon the filing of the amendment to our certificate of incorporation with the Delaware Secretary of State, each certificate representing shares of our common stock outstanding prior to the that time would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock, and the right to receive, from us or the transfer agent, the amount of cash for any fractional shares, into which the shares of our common stock evidenced by such certificate have been converted by the reverse stock split. However, a holder of such un-exchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

No Appraisal Rights

Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, you are not entitled to appraisal rights with respect to the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the old shares or receipt of the certificate representing post-split new shares.

(ii) Except as explained in (v) below, the tax basis of the new shares will equal the tax basis of the old shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

(iv) The conversion of the old shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

The Board recommends a vote FOR authorizing our Board of Directors, in its discretion, to amend our certificate of incorporation to effect a one-for-ten reverse stock split.

                                    FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: CHIEF EXECUTIVE OFFICER, CARDIMA INC. 47266 BENICIA STREET, FREMONT, CALIFORNIA 94538-7330, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                        COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, our non-management directors or the audit committee. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Mr. Gabriel Vegh, Chief Executive Officer, Cardima Inc., 47266 Benicia Street, Fremont, California 94538-7330. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

                  DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2007 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than February 20, 2007. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2007 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to Cardima Inc., 47266 Benicia Street, Fremont, California 94538-7330 Attn: Chief Executive Officer.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                             SOLICITATION OF PROXIES

The expense of this solicitation of proxies will be borne by us. Solicitations will be made only by use of the mail except that, if deemed desirable, our officers and regular employees may solicit proxies by telephone, telegraph or personal calls. We may retain an independent proxy solicitor to aid in the solicitation. For these potential services, we will pay any such independent proxy solicitor a fee of no more than $10,000 and reimburse it for certain out-of-pocket disbursements and expenses. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                Mr. Gabriel Vegh

           Chief Executive Officer and Acting Chief Financial Officer

                                    Exhibit 1


                                  CARDIMA INC.

                    AMENDED 1997 EMPLOYEE STOCK PURCHASE PLAN


CARDIMA, INC.

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the amended and restated 1997 Employee Stock Purchase Plan of Cardima, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.      Definitions.

(a)     "Board" shall mean the Board of Directors of the Company.

(b)     "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c)     "Common Stock" shall mean the Common Stock of the Company.

(d)     "Company" shall mean Cardima, Inc., a Delaware corporation.

(e) "Compensation" shall mean all regular straight time gross earnings and shall not include overtime, shift premiums, payments for incentive compensation, incentive payments, bonuses, commissions and other compensation.

(f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries. (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k) "Purchase Date" shall mean the last day of each Purchase Period of the Plan.

(l) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

(m) "Offering Period" shall mean a period of twelve (12) months commencing on February 1 and August 1 of each year, except for the first Offering Period as set forth in Section 4(a).

(n) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)     "Plan" shall mean this Employee Stock Purchase Plan.

(p) "Purchase Period" shall mean a period of six (6) months within an Offering Period, except for the first Purchase Period as set forth in Section 4(b).

(q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.      Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant,


such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.      Offering Periods and purchasing periods

(a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of twelve (12) months duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continue until July 31, 1998. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period at a time.

(b) Purchase Periods. Each Offering Period shall consist of two (2) consecutive purchase periods of six (6) months duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A
Purchase  Period  commencing  on  February  1 shall  end on the next  July 31. A
Purchase Period commencing on August 1 shall end on the next January 31. The first Purchase Period shall commence on the IPO Date and shall end on January 31, 1998. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

5.  Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6.      Method of Payment of  Contributions.

(a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c)     Notwithstanding  the foregoing,  to the extent  necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.      Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

(b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the fair market value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant's account after a Purchase Date shall be returned to the Participant. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company.

10.     Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time at least ten (10) business days prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Automatic Withdrawal. If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

13.     Stock.

(a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,500,000 shares (on a post-split basis), subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.


15.     Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.


19.     Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.     Amendment  or  Termination.

(a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.


CARDIMA, INC.
1997 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

New Election ______
Change of Election ______


1. I, ________________________, hereby elect to participate in the CARDIMA, INC. 1997 Employee Stock Purchase Plan (the "Plan") for the Offering Period ______________, 19__ to _______________, 19__, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of ____% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 10% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4. I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease the rate of my Contributions to not less than 1% of my Compensation on one occasion only during any Offering Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete "CARDIMA, INC. 1997 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):_________________________________
________________________________________________________________________________

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME:  (Please print)         _____________________________________
       (First)    (Middle)      (Last)

________________    _________________________________________
(Relationship)      (Address)

           ___________________________________________

8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan. 10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


SIGNATURE:

SOCIAL SECURITY #:
                    -------

DATE:


SPOUSE'S SIGNATURE
(necessary if beneficiary is not spouse):


___________________________________
(Signature)


___________________________________
(Print name)

CARDIMA, INC.
1997 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

I, __________________________, hereby elect to withdraw my participation in the CARDIMA, INC. 1997 Employee Stock Purchase Plan (the "Plan") for the Offering Period _________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:____________________________
       Signature of Employee



         Social Security Number

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  CARDIMA INC.

                                  July 27, 2006

              -- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  CARDIMA INC.

The undersigned appoints Mr. Gabriel B. Vegh, as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Cardima Inc., held of record by the undersigned at the close of business on June 15, 2006, at the Annual Meeting of Stockholders to be held at 11:00 a.m. on July 27, 2006, at 47266 Benicia Street, Fremont, California 94538, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

       (Continued, and to be marked, dated and signed, on the other side)

              -- FOLD AND DETACH HERE AND READ THE REVERSE SIDE --

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.   ELECTION OF DIRECTORS:

                                                                                         FOR        WITHHOLD AUTHORITY
(To withhold authority to vote for any individual nominee,                               |_|                |_|
strike a line through that nominee's name in the list below)

Nominees are: Gabriel Vegh,  Phillip  Radlick,  Ph.D.,  John R. Cheney,  Tony K.
              Shum, Tina Sim and Andrew K. Lee

2.   PROPOSAL  TO  INCREASE  THE  NUMBER OF  AUTHORIZED  SHARES OF COMMON  STOCK         FOR    AGAINST   ABSTAIN
     ISSUABLE  PURSUANT TO THE 1997 EMPLOYEE  STOCK PURCHASE PLAN FROM 1,750,000         |_|       |_|      |_|
     TO 2,500,000 SHARES.

3.   PROPOSAL TO RATIFY APPOINTMENT OF MARC LUMER & COMPANY AS INDEPENDENT               FOR    AGAINST   ABSTAIN
                                                                                         |_|       |_|      |_|

4.   PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS,  IN ITS DISCRETION,  TO AMEND
     OUR  CERTIFICATE  OF  INCORPORATION  TO EFFECT A ONE-FOR-TEN  REVERSE STOCK         FOR    AGAINST   ABSTAIN
     SPLIT OF THE ISSUED AND  OUTSTANDING  SHATES OF COMMON STOCK OF THE COMPANY         |_|       |_|      |_|
     WITHOUT FURTHER APPROVAL FROM OUR STOCKHOLDERS.

5.      IN THEIR  DISCRETION,  THE PROXIES ARE  AUTHORIZED TO VOTE ON SUCH OTHER
        BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

                                                              COMPANY ID:
                                                              PROXY NUMBER:
                                                              ACCOUNT
                                                              NUMBER:

Signature: ________________    Signature: ________________    Date: ____________


NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.